                                                                    Exhibit 99.1


CONTACT:

John W. Tietjen                                         Denise Roche
Chief Financial Officer                                 Investor Relations/Media
Sterling Bancorp                                        The Ruth Group
Tel: (212) 757-8035                                     Tel. (646) 536-7008
Fax: (212) 757-8288                                     droche@theruthgroup.com
john.tietjen@sterlingbancorp.com



STERLING NATIONAL BANK EXTENDS ITS NEW YORK PRESENCE WITH A NEW REGIONAL BANKING
                       CENTER AND BRANCH OFFICE IN QUEENS

NEW YORK, July 23, 2003 -- STERLING NATIONAL BANK, the principal banking subsidiary of STERLING BANCORP (NYSE: STL), today announced that it has signed a lease for its new Queens Regional Banking Center in Long Island City. The facility will house, under one roof, a commercial lending unit and a retail branch office, as well as residential mortgage and paycheck services for local community residents and employees. The branch office adds to Sterling's growing presence outside of Manhattan that already includes locations in Forest Hills, Queens, Briarwood, Queens, Great Neck, Long Island and Islandia, Long Island.

The Borough of Queens, with a thriving market of businesses and professionals, represents an enormous growth opportunity for Sterling. Sterling's Long Island City office, located at 30-00 47th Avenue, is expected to begin operations in the fall of 2003, pending regulatory approval. In addition to the branch office with 24-hour ATMs, Sterling will also be providing the local workforce with extended hours of operation on weekdays and Saturdays to meet payroll cash requirements. Residential mortgage lending options, which will be provided by Sterling National Mortgage Company, Inc., a subsidiary of Sterling National Bank, will consist of loans ranging from FHA/VA to non-conforming and conforming products.

Sterling's experienced team of professionals will offer clients a broad range of banking and financial service products using up-to-date technology to serve customers' needs. In addition to a broad range of banking products that includes commercial lines of credit and term loans, Sterling will also offer alternative forms of financing such as factoring, asset based lending, commercial mortgages and equipment leasing services customized to meet each client's requirements.

"Having operated in Queens since 1948, we see great opportunity for growth in this area of the City," said Louis J. Cappelli, Chairman. "We understand the financial services needs of the local business owners, entrepreneurs, professionals and individuals in the area and are opening this local office to provide them with high-touch personalized

                                                                    Exhibit 99.1

banking and a one-bank solution for all of their financial service needs - from commercial banking to residential mortgage services. We also recognize the importance of carefully tailoring our consumer services and banking hours to meet the needs of this community."

Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.6 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in the metropolitan New York area, North Carolina and mid-Atlantic States, and conducts business throughout the U.S.

This press release may contain statements including but not limited to, statements concerning future results of operations or financial position, borrowing capacity and future liquidity, future investment results, future credit exposure, future loan losses and plans and objectives for future operations, and other statements contained herein regarding matters that are not historical facts and that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. It is possible that the Company's actual results and financial position may differ, possibly materially, from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company's future results, see "Business - Cautionary Statement Regarding Forward-looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.